UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Global Partners LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	74-3140887
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 9161, 800 South St.

Waltham, Massachusetts 02454-9161

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units representing limited partner interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-222549

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the 9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (the “Series A Preferred Units”) representing limited partner interests in Global Partners LP, a Delaware limited partnership (the “Registrant”), is set forth under the captions “Description of Series A Preferred Units” and “Material Tax Considerations” in the Registrant’s prospectus supplement (the “Prospectus Supplement”) dated July 31, 2018 and filed by the Registrant with the United States Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-222549) and which descriptions are incorporated herein by reference.  The summary descriptions of the Series A Preferred Units do not purport to be complete and are qualified in their entirety by reference to the exhibits, which are hereby incorporated herein and may be amended from time to time.

Item 2.         Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1	Prospectus Supplement dated July 31, 2018, as filed on August 2, 2018 (incorporated herein by reference).

2	Registration Statement on Form S-3 (Registration No. 333-222549) filed on January 12, 2018 (incorporated herein by reference).

3	Certificate of Limited Partnership of Global Partners LP (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on May 10, 2005).

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Fourth Amended and Restated Agreement of Limited Partnership of Global Partners LP dated as of August 7, 2018 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed August 7, 2018)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GLOBAL PARTNERS LP

By:	GLOBAL GP LLC
its General Partner

By:	/s/ EDWARD J. FANEUIL
	Name:	Edward J. Faneuil
	Title:	Executive Vice President and General Counsel

Date:  August 7, 2018

[Signature Page to Form 8-A]

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